Registration No. 333-

As filed with the Securities and Exchange Commission on April 24, 2002.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  Alcon, Inc.
            (Exact Name of Registrant as Specified in its Charter)

                                  Switzerland
        (State or Other Jurisdiction of Incorporation or Organization)

                                  98-0205094
                                  ----------
                     (I.R.S. Employer Identification No.)

                                   Bosch 69
                                  P.O. Box 62
                          6331 Hunenberg, Switzerland
                          ---------------------------
              (Address of Principal Executive Offices) (Zip Code)

                           2002 Alcon Incentive Plan
                           -------------------------
                           (Full Title of the Plan)

                               Timothy R.G. Sear
                           Alcon Laboratories, Inc.
                              6201 South Freeway
                         Fort Worth, Texas 76134-2099
                         ----------------------------
                    (Name and Address of Agent For Service)

                                (817) 293-0450
         (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:

                             John T. Gaffney, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                            New York, NY 10019-7475
                                (212) 474-1000

                        CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
Title of                             Maximum       Maximum
Securities            Amount         Offering      Aggregate     Amount of
to be                 to be          Price Per     Offering      Registration
Registered            Registered     Share(1)      Price(1)      Fee
------------------------------------------------------------------------------
Common shares,        27,834,301     $32.20        $896,264,492  $82,456
Par Value CHF 0.20    Shares
Per Share
------------------------------------------------------------------------------


--------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange on April 23, 2002.


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                                                                             3

                               Explanatory Note

     This Registration Statement is being filed for the purpose of registering 27,834,301 common shares of Alcon, Inc. (the "Company") to be issued pursuant to the 2002 Alcon Incentive Plan, a copy of which is filed herewith as
Exhibit 4.1.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not required to be filed with the Commission.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

          (i) the prospectus of the Company filed pursuant to Rule 424(b) under the Securities Act, dated March 20, 2002, with respect to the registration statement on Form F-1, as amended
               (Registration No. 333-83286) (the "Prospectus"); and

          (ii) the description of the Company's common shares contained in the Company's Registration Statement on Form 8-A dated March 14, 2002, including any subsequent amendment or any report filed for the purpose of updating such description (Registration No. 001-31269).

          All annual reports of the 2002 Alcon Incentive Plan subsequently filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.


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                                                                             4

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          Article X, Section 3 of the Registrant's Organizational Regulations provides that the Registrant may obtain directors' and officers' liability insurance for members of the Board of Directors of the Registrant and key executive officers of the Registrant and its subsidiaries. Pursuant to this authority, the Registrant expects to obtain directors' and officers' liability insurance for the members of the Board of Directors and certain officers of the Registrant and the officers and directors of certain subsidiaries of the Registrant.

          The Registrant also expects to enter into Indemnification Agreements with each of the members of its Board of Directors and certain of its officers pursuant to which the Registrant will advance funds to members of the Registrant's Board of Directors and these officers to defray expenses, or reimburse the expenses, incurred by such persons arising out of proceedings related to their actions in such capacities. The availability of the advance and/or reimbursement of expenses is subject to a determination by the disinterested members of the Board of Directors of the Registrant that the person seeking an advance or reimbursement of expenses acted in good faith and in the best interests of the Registrant.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits

Exhibit
No.               Description

4.1 2002 Alcon Incentive Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company's Form F-1, filed with the Commission on March 14, 2002 (Registration No. 333-83286)).

4.2 Articles of Association of the Company dated as of March 25, 2002 (incorporated by reference to Exhibit 99.1 to the Company's Report on Form 6-K, filed with the Commission on April 18, 2002).

4.3 Organizational Regulations of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Form F-1, filed with the Commission on March 14, 2002 (Reg. No. 333-83286)).

5.1 Opinion of Homburger Rechtsanwalte as to the legality of the securities being registered.

23.1      Consent of Homburger Rechtsanwalte (included in Exhibit 5.1).

23.2      Consent of KPMG LLP, Independent Auditors.


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                                                                             5

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such


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                                                                             6


director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunenberg, Canton of Zug, Switzerland on April 24, 2002.


                                       ALCON INC.

                                       By: /s/ Timothy R.G. Sear
                                          ------------------------------------
                                            Name:  Timothy R.G. Sear
                                            Title: Chairman and President


                                       By: /s/ Guido Koller
                                          ------------------------------------
                                            Name:  Guido Koller
                                            Title: Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                           Title                            Date


/s/ Timothy R.G. Sear               Chairman, President and       April 24, 2002
-------------------------------     Director
Timothy R.G. Sear                   (Principal executive officer)


/s/ Guido Koller                    Senior Vice President         April 24, 2002
-------------------------------     (Principal financial and
Guido Koller                        accounting officer)


/s/ Werner Bauer                    Director                      April 24, 2002
-------------------------------
Werner Bauer


/s/ Francisco Castaner              Director                      April 24, 2002
-------------------------------
Francisco Castaner


/s/ Wolfgang H. Reicherberger       Director                      April 24, 2002
-------------------------------
Wolfgang H. Reichenberger


/s/ Lodewijk J.R. de Vink           Director                      April 24, 2002
-------------------------------
Lodewijk J.R. de Vink

                                 EXHIBIT INDEX



Exhibit
No.                  Description

4.1 2002 Alcon Incentive Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company's Form F-1, filed with the Commission on March 14, 2002 (Registration No. 333-83286)).

4.2 Articles of Association of the Company (incorporated by reference to Exhibit 99.1 to the Company's Report on Form 6K, filed with the Commission on April 18, 2002).

4.3 Organizational Regulations of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Form F-1, filed with the Commission on March 14, 2002) (Registration No. 333-83286)).

5.1 0pinion of Homburger Rechtsanwalte as to the legality of the securities being registered.

23.1      Consent of Homburger Rechtsanwalte (included in Exhibit 5.1).

23.2      Consent of KPMG LLP, Independent Auditors.